UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/22/2008

NETGEAR, INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50350

DE	770419172
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 E. Plumeria Drive, San Jose, CA 95134
(Address of principal executive offices, including zip code)

408-907-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On September 22, 2008, NETGEAR, Inc. ("NETGEAR") entered into an Asset Purchase Agreement (the "Purchase Agreement") by and among CP Secure International Holding Limited ("CP Secure"), the stockholders thereof and NETGEAR, pursuant to which NETGEAR will acquire substantially all of the assets of CP Secure, a privately-held provider of integrated network security solutions.

Under the terms of the agreement, NETGEAR will pay $14.0 million in cash for CP Secure's assets. CP Secure may receive a total additional payout of up to $3.5 million in cash following closure of the acquisition if certain specified objectives are achieved. The acquisition is subject to various standard closing conditions and is expected to close in the fourth quarter of 2008.

A copy of the Purchase Agreement is attached hereto as Exhibit 2.1.

Item 7.01.    Regulation FD Disclosure

On September 22, 2008, NETGEAR issued a press release announcing that it had agreed to acquire the assets of CP Secure. The text of the press release is furnished as Exhibit 99.1 attached hereto.

Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits
The following exhibits are furnished herewith:

2.1    Asset Purchase Agreement, dated as of September 22, 2008, by and among CP Secure International Holding Limited, the stockholders thereof, and NETGEAR, Inc. (the schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K*).

99.1    Press Release, dated September 22, 2008, entitled "NETGEAR Announces Asset Acquistion of CP Secure, Inc."

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* NETGEAR hereby agrees to furnish a copy of the omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETGEAR, INC

Date: September 22, 2008	By:	/s/ Albert Liu
Albert Liu
VP, Corporate Development & Legal

Exhibit Index

Exhibit No.	Description
EX-2.1	Asset Purchase Agreement, by and among CP Secure International Holding Limited, the stockholders thereof and NETGEAR, Inc.
EX-99.1	Press Release, Dated September 22, 2008